EXHIBIT 21.1

                 VETERINARY CENTERS OF AMERICA, INC. AND SUBSIDIARIES
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SUBSIDIARIES OF REGISTRANT

LEGAL NAME                                        JURISDICTION   DOING BUSINESS AS
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West Los Angeles Veterinary Medical Group, Inc.   California
VCA Clinical Veterinary Labs, Inc.                California
Lakewood Animal Hospital, Inc.                    California     VCA Lakewood Animal Hospital
Robertson Blvd. Animal Hospital, Inc.             California     VCA Robertson Blvd. Animal Hospital
VCA Bay Area Animal Hospital, Inc.                California
VCA of Phoenix, Inc.                              California
Northern Animal Hospital Inc.                     Arizona        VCA Northern Animal Hospital
VCA of San Jose, Inc                              California     VCA Crocker Animal Hospital
VCA Real Property Acquisition Corporation         California
VCA of Colorado - Anderson, Inc.                  California     VCA Anderson Animal Hospital
Anderson Animal Hospital, Inc                     Colorado
VCA - Animal Hospital West, Inc.                  California
Westwood Dog and Cat Hospital, Inc.               California     VCA Animal Hospital West
VCA of Teresita, Inc.                             California     VCA Teresita Animal Hospital
VCA of Asher, Inc.                                California     VCA Asher Animal Hospital
Asher Veterinary Clinic, Inc.                     California
VCA Wingate, Inc.                                 California
Wingate, Inc.                                     Colorado       VCA Wingate Animal Hospital
VCA-Mission, Inc.                                 California     VCA Mission Animal Hospital
VCA Albuquerque, Inc.                             California     VCA Veterinary Care Animal Hospital
VCA Wyoming Animal Hospital, Inc.                 California
Berwyn Veterinary Associates, Inc.                Illinois       VCA Berwyn Animal Hospital
VCA Specialty Pet Products, Inc.                  California
VCA Rossmoor, Inc.                                California
Rossmoor-El Dorado Animal Hospital, Inc.          California     VCA-Rossmoor El Dorado Animal Hospital
VCA Albany Animal Hospital, Inc.                  California
Albany Veterinary Clinic, Inc.                    California
VCA Howell Branch Animal Hospital Inc.            California
VCA Cacoosing Animal Hospital, Inc.               California
Cacoosing Animal Hospital, Ltd.                   Pennsylvania
Cacoosing Pet Care & Nutrition Center, Inc.       Pennsylvania
VCA Sinking Spring Animal Hospital, Inc.          California
Vet Research Laboratories, LLC                    Delaware
VCA Anderson of California, Inc.                  California
South County Veterinary Clinic, Inc.              California
South County Animal Hospital, LLC                 California
VCA Clinipath Labs, inc.                          California
VCA Florida Veterinary Labs, Inc.                 California
VCA Eagle River Animal Hospital, Inc.             California
Eagle River Veterinary Hospital, Inc.             Alaska
VCA Miller Animal Hospital, Inc.                  California
Miller Animal Hospital, Inc.                      California
VCA Marina Animal Hospital, Inc.                  California

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Veterinary Hospitals, Inc.                        California     Marina Veterinary Clinic
VCA All Pet Animal Complex, Inc.                  California
VCA Castle Shannon Animal Hospital, Inc.          California
VCA APAC Animal Hospital, Inc.                    California
VCA Northwest Diagnostic Labs, Inc.               California
VCA Information Systems, Inc.                     California
VCA East Anchorage Animal Hospital, Inc.          California
VCA Fox Chapel - Shadyside Animal, Inc.           California
Fox Chapel Animal Hospital, Inc.                  Pennsylvania
VCA Companion Animal Hospital, Inc.               California
VCA Animal Hospital East, Inc.                    California
MS Animal Hospitals, Inc.                         California
VCA Professional Animal Laboratory, Inc.          California
VCA Detwiler Animal Hospital, Inc.                California
Detwiler Veterinary Clinic, Inc.                  Pennsylvania
VCA Lakeside Animal Hospital, Inc.                California
VCA Cenvet, Inc.                                  California
VCA Golden Cove Animal Hospital, Inc.             California
Berla, Inc.                                       California     VCA Golden Cove Animal Hospital
VCA Tampa Animal Hospital, Inc.                   California
Tampa Animal Medical Center, Inc.                 Florida        VCA Tampa Animal Hospital
VCA Silver Spur Animal Hospital, Inc.             California
Silver Spur Animal Hospital, Inc.                 California
VCA Lewis Animal Hospital, Inc.                   California
VCA Lewelling Animal Hospital, Inc.               California
Lewelling Veterinary Hospital, Inc.               California
VCA South Shore Animal Hospital, Inc.             California
VCA Alpine Animal Hospital, Inc.                  California
VCA Greater Savannah Animal Hospital, Inc.        California
VCA Kaneohe Animal Hospital, Inc.                 California
VCA Elkton Animal Hospital, Inc.                  California
VCA Rotherwood Animal Hospital, Inc.              California
VCA Lammers Animal Hospital, Inc.                 California
Lammers Veterinary Hospital, Inc.                 California
VCA Referral Associates Animal Hospital, Inc.     California
VCA Clarmar Animal Hospital, Inc.                 California
Clarmar Animal Hospital, Inc.                     California
VCA Conewago Animal Hospital, Inc.                California
VCA St. Petersburg Animal Hospital, Inc.          California
St. Petersburg Animal Hospital, LLC               California
VCA Northboro Animal Hospital, Inc.               California
VCA Animal Care Center, Inc.                      California
VCA Lakeshore Animal Hospital, Inc.               California
VCA Bering Sea Animal Hospital, Inc.              California
VCA Acacia Animal Hospital, Inc.                  California
VCA Animal Hospitals, Inc.                        California     VCA Parkwood Animal Hospital
                                                                 Agoura Meadows Veterinary Clinic
                                                                 VCA Santa Anita Animal Hospital
Pets' Rx, Inc.                                    Delaware
Pets' Rx Nevada, Inc.                             Nevada
William C. Fouts, Ltd.                            Nevada         Decatur Animal Clinic
H.B. Animal Clinics, Inc.                         California     Blossom Veterinary Clinic

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Princeton Animal Hospital                         California     Almaden Valley Veterinary Hospital
Spring Mountain Animal Hospital, L.L.C.           Nevada
Old Town Veterinary Hospital, Inc.                Virginia
VCA North Rockville Animal Hospital, Inc.         California
North Rockville Veterinary Hospital, Inc.         Maryland
VCA Lamb & Steward Animal Hospital, Inc.
VCA Squire Animal Hospital, Inc.                  California
VCA Texas Management, Inc.                        California
VCA Centers-Texas, Inc.                           Texas
Veterinary Centers of Texas, L.P.                 Texas
VCA Animal Hospitals of Texas, L.P.               Texas
Golden Merger Corporation                         Delaware
Eagle Park Animal Clinic, Inc.                    Indiana
Newark Animal Hospital, Inc.                      Delaware
Academy Animal, Inc.                              Maryland
Edgebrook, Inc.                                   New Jersey
Riviera Animal Hospital, Inc.                     Florida
PPI of Pennsylvania, Inc.                         Delaware
Noyes Animal Hospital, Inc.                       Illinois
Professional Veterinary Services, Inc.            Indiana
The Pet Practice (Florida), Inc.                  Delaware
The Pet Practice (Illinois), Inc.                 Delaware
The Pet Practice of Michigan, Inc.                Delaware
The Pet Practice (Massachusetts), Inc.            Delaware
The Pet Practice (Massachusetts), Inc.            Massachusetts

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